Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-135618 on Form S-3 and Registration Statement Nos. 333-32539, 333-51717, 333-74832, 333-143874, 333-175638, 333-198723 on Form S-8, of our report dated May 1, 2019, relating to the consolidated financial statements and financial statement schedule of Virco Mfg. Corporation and its subsidiaries (the “Company”), appearing in this Annual Report on Form 10-K of the Company for the fiscal year ended January 31, 2019.

/s/ Deloitte & Touche LLP

Los Angeles, California
May 1, 2019